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                                                                     EXHIBIT 8.2


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

                        STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW                        SAN FRANCISCO OFFICE
                      660 Newport Center Drive, Suite 1600          44 MONTGOMERY STREET, SUITE 2950
                           Newport Beach, CA 92660-6422             SAN FRANCISCO, CALIFORNIA 94104
                            TELEPHONE (949) 725-4000                  TELEPHONE  (415) 283-2240
                            FACSIMILE (949) 725-4100                  FACSIMILE  (415) 283-2255

                                                                          SANTA BARBARA OFFICE
                                                                            302 OLIVE STREET
                                                                    SANTA BARBARA, CALIFORNIA 93101
                                                                       TELEPHONE  (805) 564-0065
                                                                       FACSIMILE  (805) 564-1044
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                                 April 29, 2005

Cardiac Science, Inc.
1900 Main Street
Suite 700
Irvine, CA 92614

Ladies and Gentlemen:

         We have acted as counsel to Cardiac Science, Inc., a Delaware corporation ("Company") in connection with the Agreement and Plan of Reorganization dated as of February 28, 2005, as amended (the "Agreement"), by and among Company, Quinton Cardiology Systems, Inc., a Delaware corporation ("Quinton"), CSQ Holdings Company, a Delaware corporation ("Parent"), Rhythm Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Rhythm"), Heart Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and Cardiac Sciences, Inc., a Delaware corporation ("Cardiac"). Pursuant to the Agreement, (i) Cardiac and Quinton have formed Parent, and Parent has formed Rhythm and Merger Sub; (ii) Rhythm will be merged with and into Quinton, the separate corporate existence of Rhythm will cease and Quinton will survive as a wholly owned subsidiary of Parent (the "Quinton Merger"); (iii) immediately thereafter, Quinton will be merged with and into Parent, the separate corporate existence of Quinton will cease and Parent will survive (the "Second Quinton Merger" and, together with the Quinton Merger, the "Quinton Mergers"); (iv) immediately thereafter, Merger Sub will be merged with and into Cardiac, the separate corporate existence of Merger Sub will cease and Cardiac will survive as a wholly owned subsidiary of Parent (the "Cardiac Merger" and, together with the Quinton Mergers, the "Mergers"); and (v) immediately thereafter, the transactions contemplated by the Senior Note and Warrant Conversion Agreement will be consummated by Parent, Cardiac and the other parties thereto.

         Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code"). This opinion has been requested solely in connection with the filing of the Registration Statement with the Securities and Exchange Commission with respect to the Merger.

         In delivering this opinion, we have reviewed and relied upon the facts, statements, descriptions and representations set forth in the Registration Statement, the Merger Agreement (including Exhibits) and such other documents pertaining to the Merger as we have deemed necessary or appropriate. We have also received and relied upon certificates of officers of Company,


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Cardiac Science, Inc.
April 29, 2005
Page Two

Quinton, Merger Sub, Rhythm, and Parent (the "Officers' Certificates"). We have assumed the representations referred to in this letter remain accurate in all respects that are material to this opinion at all relevant times and we have made no investigation or inquiry whatsoever with respect to the accuracy of any such representations. Any variance of the actual facts or representations contained in the Officer's Certificates could materially affect our opinion as expressed herein and possibly render it wholly or partially inapplicable.

         In connection with rendering this opinion, we have also assumed (without any independent investigation) that:

         1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

         2. Any statement made in any of the documents referred to herein as being "to the best of the knowledge" of any person or party, is correct without such qualification;

         3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such representations; and

         4. At all relevant times prior to and including the Effective Time, (i) no outstanding indebtedness of Company, Quinton, Merger Sub, Rhythm or Parent has or will represent equity for tax purposes; (ii) no outstanding equity of Company, Quinton, Merger Sub, Rhythm, or Parent has represented or will represent indebtedness for tax purposes; (iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire Company capital stock (or to share in the appreciation thereof) constitutes or will constitute "stock" for purposes of Section 368(c) of the Code.

         Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, if the Mergers are consummated in accordance with the Merger Agreement (and without any waiver, breach or amendment of any of the provisions thereof):

         The statements regarding United States federal income tax consequences set forth in the Registration Statement under the heading "Material United States Federal Income Tax Considerations" contained in the Registration Statement, insofar as they constitute statements of law or legal conclusions, are correct in all material respects.

         This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal



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Cardiac Science, Inc.
April 29, 2005
Page Three

Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

         No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

         This opinion is being delivered solely for the purpose of being included as an exhibit to the Registration Statement; it may not be relied upon or utilized for any other purpose (including, without limitation, satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein under the caption "Legal Matters." In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, (the "Securities Act"), or the rules or regulations promulgated thereunder, or that we are experts with respect to any portion of the Registration Statement within the meaning of the term "experts" as used in the Securities Act, or the rules or regulations promulgated thereunder.

                                  Very truly yours,


                                  /s/ Stradling Yocca Carlson & Rauth

                                  STRADLING YOCCA CARLSON & RAUTH
                                  a Professional Corporation